Exhibit 25.8

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK TRUST NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

41-1973763

I.R.S. Employer Identification No.

300 East Delaware Avenue, 9th Floor Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Earl W. Dennison Jr.

U.S. Bank Trust National Association

One Federal Street, 3rd Floor

Boston, MA 02110

Telephone (617) 603-6567

(Name, address and telephone number of agent for service)

STATE STREET CAPITAL TRUST V

(Exact name of obligor as specified in its charter)

Delaware	26-6815721
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

Two World Financial Center
225 Liberty Street
24th & 25th Floors
New York, NY	10281
(Address of principal executive offices)	(Zip Code)

State Street Capital Trust V Capital Securities

(DESCRIPTION OF NOTES)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under other such Indentures.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

2.	A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

4.	A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-113995.

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

7.	Report of Condition of the Trustee as of June 30, 2008, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the 11th day of March, 2009.

U.S. BANK TRUST NATIONAL ASSOCIATION

By:	/s/ Earl W. Dennison Jr.
Name:	Earl W. Dennison Jr.
Title:	Vice President

Exhibit 7

U.S. Bank Trust National Association

Statement of Financial Condition

As of December 31, 2008

($000’s)

12/31/2008
Assets
Cash and Balances Due From Depository Institutions	$506,824
Fixed Assets	66
Intangible Assets	69,906
Other Assets	25,042

Total Assets	$601,838

Liabilities
Other Liabilities	$18,818

Total Liabilities	$18,818

Equity
Common and Preferred Stock	$1,000
Surplus	505,932
Undivided Profits	76,088

Total Equity Capital	$583,020

Total Liabilities and Equity Capital	$601,838

To the best of the undersigned’s determination, as of this date the above financial information is true and correct.

U.S. Bank Trust National Association

By:	/s/ Earl W. Dennison Jr.
Name	Earl W. Dennison Jr.
Title	Vice President

Date:	March 11, 2009

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